Exhibit 10.29

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) entered into as of [date of grant] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee”) evidences the grant to Grantee of a Stock Unit Award (“RSU Award”) under the Fluor Corporation 2008 Executive Performance Incentive Plan (“Plan”).  Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.              AWARD SUBJECT TO PLAN

This RSU Award is made subject to all of the terms and conditions of the Plan, including any terms, rules or determinations made by the Committee, pursuant to its administrative authority under the Plan and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

Section 2.              RESTRICTED STOCK UNIT AWARD

The Company hereby awards Grantee a right to receive shares of Company common stock (“Shares”) pursuant to this RSU Award, subject to the terms and conditions set forth herein.  Subject to the provisions of Section 3 and Section 4 hereof, upon the issuance to Grantee of Shares hereunder, Grantee shall receive cash in amounts equivalent to dividends or distribution paid or made by the Company with respect to an equivalent number of common shares.

Section 3.              RESTRICTIONS ON SALE OR OTHER TRANSFER

Each restricted stock unit (“RSU”) awarded to Grantee pursuant to this Agreement shall be subject to forfeiture to the Company and each RSU may not be sold or otherwise transferred except pursuant to the following provisions:

(a)           The RSUs shall be held in book entry form by the Company until (1) the restrictions set forth herein lapse in accordance with the provisions of Section 4, at which time the RSUs will be converted to shares of Company common stock, or (2) until the RSUs are forfeited pursuant to Section 3(c) hereof.

(b)           No such RSUs may be sold, transferred or otherwise alienated or hypothecated so long as such RSUs are subject to the restrictions provided for in this Agreement.

(c)           Upon your termination of employment with the Company or its subsidiaries for any reason other than those which result in a lapse of restrictions pursuant to Section 4(b)(2), then any such Shares subject to such RSUs as to which the foregoing restrictions have yet to lapse pursuant to Section 4, shall be forfeited by you and acquired by the Company at no cost to the Company on the date of such termination of employment.

Section 4.              LAPSE OF RESTRICTIONS

(a)           [Performance criteria may be included for certain recipients at the discretion of the Committee. The performance period typically will be one year and in all cases satisfaction of the performance criteria is required to be eligible for settlement of the RSUs].

(b)           The restrictions set forth in Section 3 hereof shall lapse (provided that such RSUs have not previously been forfeited pursuant to the provisions Section 3(c) hereof) with respect to the number of RSUs determined as specified below upon the occurrence of any of the following events (any such event, a “Vest Date”):

(1)           [Vesting schedule to be determined by the Committee. Certain agreements provide for cliff vesting, gradual vesting and/or long term “retirement” shares.]

(2)           Notwithstanding the foregoing, the restrictions set forth in Section 3 hereof shall lapse immediately (provided that such RSUs have not previously been forfeited pursuant to the provisions of Section 3(c) hereof) as set forth in the foregoing paragraph with respect to all RSUs which remain subject to the foregoing restrictions, if prior to [last vesting date], the employment of the Grantee by the Company or its subsidiaries is terminated on account of death, Disability or a Qualifying Termination  within two (2) years following a Change of Control of the Company as determined by the Committee in accordance with the Plan. In the event of Grantee’s Retirement from the Company, the restrictions set forth in Section 3 hereof shall continue to lapse (provided that such RSUs have not previously been forfeited pursuant to the provisions of Section 3 (c) hereof) as set forth in Section 4(b)(1) hereof with respect to all RSUs which remain restricted, if prior to [last vesting date], the Grantee Retires and delivers a signed non-competition agreement in a form acceptable to the Company.  However, under all circumstances, any RSUs held less than one year from date of grant will be forfeited.  Nothing in the Plan or this Option confers any right of continuing employment with the Company or its subsidiaries.

For purposes of this Agreement, “Retirement” and “Disability” mean, respectively, your retirement or disability, all as determined in accordance with applicable Company personnel policies and the Plan policies.  The term “Qualifying Termination” means your involuntary termination of employment by the Company without Cause or your resignation for Good Reason.  For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, a material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree and “Good Reason” means a material diminution of your compensation (including, without limitation, base compensation, annual bonus opportunities, and/or equity incentive compensation opportunities), a material diminution of your authority, duties or responsibilities, a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report or a material diminution of the budget over which you retain authority.

(c)           No RSUs shall be vested and converted to Shares and delivered to the Grantee or Grantee’s legal representative as herein above provided unless and until the statutory amount of federal, state or local tax withholding or other employment tax obligations the Company determines is or may be required under applicable tax laws or regulations in connection with the taxable income resulting from the lapse of the restrictions set forth in Section 3 (the “Tax Withholding Obligation”) has been withheld or paid pursuant to Section 5.

Section 5.              TAX WITHHOLDING

(a)           Upon the lapse of the restrictions applicable to the RSU Award on a Vest Date, the RSUs will be converted to Shares and you will recognize ordinary income.  Your acceptance of this RSU Award shall constitute your instruction to the Company to withhold a whole number of Shares as the Company determines to be appropriate to equal an amount sufficient to satisfy your Tax Withholding Obligation.  The closing price at which the Company’s common stock is sold on the New York Stock Exchange on the Vest Date (the “Fair Market Value”) will be used to calculate the amount of taxable income and the Tax Withholding Obligation due to the lapse of the restrictions on the Vest Date. The Tax Withholding Obligation on the Vest Date will be divided by the Fair Market Value on the Vest Date and rounded up to the nearest whole number to determine how many Shares will be withheld by the Company to pay your Tax Withholding Obligation. The remaining Shares will be delivered to you. To the extent that rounding causes the Fair Market Value of the Shares withheld to exceed your Tax Withholding Obligation, the Company agrees to apply any such excess to your federal income tax.

(b)           Regardless of any action the Company takes with respect to any or all tax withholding obligations that arise with respect to the RSU Award, you shall remain ultimately liable and responsible for all such taxes.

Section 6.              CONFIDENTIALITY; NO RIGHT TO CONTINUING EMPLOYMENT

This Agreement and the receipt of any RSUs hereunder are conditioned upon Grantee not disclosing this Agreement or said receipt to anyone other than Grantee’s spouse or financial advisor or senior management of the Company or senior members of the Company’s Legal Services, and Executive Services departments during the period prior to the lapse of the restrictions hereunder. If disclosure is made by Grantee to any other person not authorized by the Company, Grantee hereby agrees to forfeit any RSUs received hereunder and to surrender to the Company said Shares. Nothing in the Plan or this Agreement confers any right to continuing employment with the Company or its subsidiaries.

Section 7.              ENFORCEMENT

This Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 8.              EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement. If you have not electronically signed this Agreement within two (2) months, the Company is not obligated to provide you any benefit hereunder and may refuse to issue shares to you under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

by
[Name]
[Title]: